Exhibit 5.1
                                  HALE AND DORR
                               Counsellors at Law

                  60 State Street, Boston, Massachusetts 02109
                          617-526-6000.FAX 617-526-5000

                                  June 11, 1996

EIS International, Inc.
1351 Washington Boulevard
Stamford, CT 06902

Dear Sirs:

     We have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (the "Registration Statement"), relating to the sale of up to 148,962 shares of Common Stock, $.01 par value per share (the "Shares"), of EIS International, Inc., a Delaware corporation (the "Company"), issuable upon the exercise of certain warrants of the Company ("the Warrants").

     We have examined the Certificate of Incorporation and By-laws of the Company, and all amendments thereto, and have examined and relied upon the originals, or copies certified to our satisfaction, of such records of meetings of directors and stockholders of the Company, documents and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

     We assume that appropriate action will be taken, prior to the offer and sale of the Shares, to register and qualify the Shares for sale under all applicable state securities or "blue sky" laws.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     We express no opinion as to the laws of any State or jurisdiction other than the laws of the Commonwealth of Massachusetts, the General Corporation Law Statute of the State of Delaware and the Federal law of the United States of America.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Warrants, will be legally issued, fully paid and non-assessable.

     We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an Exhibit to the Registration Statement.

                                                     Very truly yours,

                                                     /s/ Hale and Dorr

                                                     HALE AND DORR